REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Shareholders and Board of Trustees of

YieldQuest Funds Trust

Atlanta, Georgia

We have audited the accompanying statements of assets and liabilities of the YieldQuest Funds Trust as of July 22, 2005.   These financial statements are the responsibility of the Funds’ management.   Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Accounting Oversight Board (US).   Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.   An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.   An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.   We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the statements of assets and liabilities referred to above present fairly, in all material respects, the financial position of each of the Funds constituting the YieldQuest Funds Trust as of July 22, 2005, in conformity with accounting principles generally accepted in the United States of America.

                                                                                    TAIT, WELLER & BAKER

Philadelphia, Pennsylvania

July 22, 2005

YIELDQUEST FUND TRUST

YIELDQUEST CORE EQUITY FUND

STATEMENT OF ASSETS AND LIABILITIES

July 22, 2005

ASSETS

Cash                                                                                         $40,000

LIABILITIES

     Accrued expenses                                                                    $         -

NET ASSETS                                                                             $40,000

Shares of beneficial interest, unlimited authorized

without par value                                                                            4,000

Net asset value, offering and redemption price per share               $10.00

At July 22, 2005 the components of net assets

 were as follows:

Paid-in capital                                                                         $40,000

Sees notes to financial statements.

YIELDQUEST FUND TRUST

YIELDQUEST TOTAL RETURN BOND FUND

STATEMENT OF ASSETS AND LIABILITIES

July 22, 2005

ASSETS

Cash                                                                                         $40,000

LIABILITIES

     Accrued expenses                                                                    $         -

NET ASSETS                                                                             $40,000

Shares of beneficial interest, unlimited authorized

without par value                                                                            4,000

Net asset value, offering and redemption price per share                $10.00

At July 22, 2005 the components of net assets

 were as follows:

Paid-in capital                                                                         $40,000

Sees notes to financial statements.

YIELDQUEST FUND TRUST

YIELDQUEST TAX-EXEMPT BOND FUND

STATEMENT OF ASSETS AND LIABILITIES

July 22, 2005

ASSETS

Cash                                                                                         $40,000

LIABILITIES

     Accrued expenses                                                                    $         -

NET ASSETS                                                                             $40,000

Shares of beneficial interest, unlimited authorized

without par value                                                                               4,000

Net asset value, offering and redemption price per share                  $10.00

At July 22, 2005 the components of net assets

 were as follows:

Paid-in capital                                                                           $40,000

Sees notes to financial statements.

YIELDQUEST FUNDS TRUST

NOTES TO FINANCIAL STATEMENTS

July 22, 2005

(1)   ORGANIZATION

YieldQuest Funds Trust has applied for registration under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company and seeks authorization to issue shares of beneficial interest.   The YieldQuest Funds Trust intends to offer shares of capital stock in the Core Equity, Total Return and Tax-Exempt portfolios.

The Trust was formed as a statutory trust on May 9, 2005 under the laws of the State of Delaware.   The Fund had no operations from that date to July 22, 2005, other than those relating to organizational matters and the registration of its shares under applicable securities laws.   The investment adviser purchased the initial shares of the Trust at $10 a share on July 22, 2005.

(2)   START-UP COST/OTHER

YieldQuest Advisors LLC (the “Advisor”) has assumed all start-up costs associated with the organization of the Trust.   For each of the first two fiscal years ending June 30, 2006 and 2007, the Advisor contractually has agreed to waive its fee and, to the extent necessary, reimburse Fund expenses, to maintain total annual operating expenses, excluding any 12b-1 fees, brokerage fees and commissions, borrowing costs (such as interest and dividend expenses on securities sold short), taxes and extraordinary expenses, at 1.19%, 0.79% and 0.79% of the average daily net assets of Core Equity Fund, Total Return Fund and Tax-Exempt Fund, respectively.